Exhibit 20.1

Higher Education Funding I

For the Monthly Calculation Date – June 27, 2005
Current Collection Period – May 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I

For the Monthly Calculation Date — 06/27/05
Current Collection Period — May 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)

Collection period payment activity
Principal	$14,688,062	$13,968,872	$14,589,890
Interest	3,263,797	3,598,739	3,705,934
Fees	12,887	15,290	14,852

Subtotal	17,964,746	17,582,902	18,310,675
Prior period undistributed collections	1,067,183	7,031,636	14,241,114
Prior period collections deposited by the Servicer in the current period	1,201,976	1,179,476	1,574,212
Current period collections deposited by the Servicer in the subsequent period	(1,179,476)	(1,574,212)	(1,594,116)

Total cash remitted by the Servicers during the current collection period	19,054,429	24,219,802	32,531,884

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	20,713	42,500	4,917
Amounts transferred from the reserve account	—	562,500	—
SAP and subsidy payments received	—	5,689,002	—
Interest earnings on trust accounts	33,835	221,870	191,359

Total cash deposits	19,108,977	30,735,675	32,728,161

Total cash distributions	(12,077,341)	(16,494,561)	(24,701,519)

Account Balance at the end of the Collection Period	$7,031,636	$14,241,114	$8,026,642

Servicer deposits between the end of the collection period and the cut-off date	9,462,925	10,460,406	11,782,179

Account Balance as of the cut-off date	$16,494,561	$24,701,519	$19,808,821

	Distributions	Distributions	Distributions
	3/28/05	4/25/05	6/27/05
First, to the U.S. Department of Education	$1,564,854	$1,562,787	$1,554,372

Second, to the administration account for certain costs and expenses	389,533	396,308	366,372

Third, to the interest account for payment of interest on Senior Notes	4,039,831	6,406,885	4,088,720

Fourth, to the principal account for payment of principal on Senior Notes	—	—	—

Fifth, to the interest account for payment of interest on Sub. Notes	400,822	398,904	398,521

Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—

Seventh, to the reserve account to achieve defined requirement	—	—	—

Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—

Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—

Tenth, to the interest account for payment of interest on Junior Notes	—	—	—

Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—

Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—

Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—

Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—

Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—

Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—

Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—

Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—

Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—

Twentieth, to the credit of the retirement account	—	—	—

Twenty-first, excess to the surplus fund	10,099,521	15,936,636	13,400,836

Total Distributions	$16,494,561	$24,701,519	$19,808,821

Higher Education Funding I

For the Monthly Calculation Date — 06/27/05
Current Collection Period — May 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor

Senior FRN:
A-1	$242,000,000	$242,000,000	$1,503,664	$—	$242,000,000	1.0000
A-2	269,000,000	269,000,000	1,711,180	—	269,000,000	1.0000
A-3	217,000,000	217,000,000	1,394,137	—	217,000,000	1.0000
A-4	171,000,000	171,000,000	1,102,216	—	171,000,000	1.0000
A-5	101,000,000	101,000,000	655,281	—	101,000,000	1.0000

Subtotal	1,000,000,000	1,000,000,000	6,366,478	—	1,000,000,000	1.0000
Senior ARN:
A-1	50,000,000	50,000,000	118,904	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	121,205	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	245,479	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	127,726	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	181,233	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	118,904	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	181,808	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	181,808	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	127,342	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	187,562	—	75,000,000	1.0000
A-11	75,000,000	—	—	—	—	0.0000
A-12	50,000,000	50,000,000	124,274	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	121,205	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	189,288	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	102,740	—	50,000,000	1.0000

Subtotal	900,000,000	825,000,000	2,129,479	—	825,000,000	0.9167
Subordinate ARN:
B-1	50,000,000	50,000,000	130,411	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	130,411	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	260,822	—	100,000,000	1.0000

Total	$2,000,000,000	$1,925,000,000	$8,756,779	$—	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$956,661,730	$949,404,161	$823,483,549	$1,772,887,711	$(2,252,054)	$1,770,635,657
Loans Purchased	1,002,324	837,244,519	(827,049,661)	10,194,857	(8,156,287)	2,038,570
Loans Repurchased	—	—	—	—	—	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	(9,054,036)	(14,688,062)	719,189	(13,968,872)	(621,017)	(14,589,890)
Capitalized Interest	737,782	892,507	600,832	1,493,340	(3,525)	1,489,814
Servicer Adjustments	56,362	34,585	(5,964)	28,621	(3,003)	25,618

Ending Balance	$949,404,161	$1,772,887,711	$(2,252,054)	$1,770,635,657	$(11,035,887)	$1,759,599,770

Accrued Interest	10,197,236	16,239,770	(247,652)	15,992,118	1,369,773	17,361,890
Servicer Payments Due	1,201,976	1,179,666	394,546	1,574,212	19,904	1,594,116
Trust Cash Accounts	26,396,406	96,184,188	7,327,413	103,511,601	5,486,436	108,998,037

Total Assets	$987,199,778	$1,886,491,334	$5,222,253	$1,891,713,587	$(4,159,774)	$1,887,553,813

Senior Notes	$900,000,000	$1,825,000,000	$—	$1,825,000,000	$—	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	4,200,958	9,141,317	1,085,617	10,226,934	(2,121,865)	8,105,068

Total Liabilities	$1,004,200,958	$1,934,141,317	$1,085,617	$1,935,226,934	$(2,121,865)	$1,933,105,068

Selected Statistics:
Parity Trigger (a)	98.30%	97.52%	0.21%	97.74%	-0.11%	97.63%
Parity Trigger (aaa)	109.22%	102.87%	0.23%	103.10%	-0.11%	102.98%
Subordinate %	10.00%	5.19%	0.00%	5.19%	0.00%	5.19%
WA Coupon	4.25%	4.41%	0.00%	4.41%	0.00%	4.41%
Average Balance	$38,523	$38,900	$243	$39,143	$31	$39,174
WA Rem. Mo.	288.7	290.3	(0.4)	289.9	(0.6)	289.3
Number of Loans	24,645	45,575	(340)	45,235	(317)	44,918

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Reserve acct.	$7,500,000	$15,000,000	$(562,500)	$14,437,500	$—	$14,437,500
Acquisition acct.	511,626	47,541,125	(10,504,703)	37,036,422	(2,113,862)	34,922,560
Collection acct.	1,067,183	7,031,636	7,209,478	14,241,113	(6,214,472)	8,026,641
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	13,116,639	17,470,110	10,099,521	27,569,632	15,936,636	43,506,267

Subtotal	22,195,448	87,042,871	6,241,796	93,284,667	7,608,302	100,892,969
Accrued Expenses:
Admin.acct.	293,569	1,553,794	(584,934)	968,860	(144,658)	824,202
Interest acct.	2,771,575	6,566,675	2,117,337	8,684,012	(1,950,991)	6,733,022
Benefits acct.	1,135,814	1,020,848	(446,786)	574,062	(26,217)	547,845

Subtotal	4,200,958	9,141,317	1,085,617	10,226,934	(2,121,865)	8,105,068

Total	$26,396,406	$96,184,188	$7,327,413	$103,511,601	$5,486,436	$108,998,037

Higher Education Funding I

For the Monthly Calculation Date — 06/27/05
Current Collection Period — May 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$113,508	$48,892	$2,954,590	$3,003,482	$1,399,919	$4,403,401
Filed During Period	501,625	2,663,837	(708,792)	1,955,045	(616,013)	1,339,032
Paid During Period	(566,242)	290,753	(845,880)	(555,127)	(2,483,747)	(3,038,874)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$48,892	$3,003,482	$1,399,919	$4,403,401	$(1,699,842)	$2,703,559

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
4-Year	3.35%	$140,883	0.01%	3	0.01%	$46,961
2-Year	2.77%	12,563	0.00%	18	0.04%	698
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	3.44%	379,751	0.02%	32	0.07%	11,867
Other/Unknown	4.41%	1,759,066,573	99.97%	44,865	99.88%	39,208

Total	4.41%	$1,759,599,770	100.00%	44,918	100.00%	$39,174

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	$1,118,304,280	63.08%	$1,098,416,906	62.04%	$1,089,650,686	61.93%
31-60	45,154,389	2.55%	52,412,836	2.96%	50,007,710	2.84%
61-90	27,507,897	1.55%	23,841,100	1.35%	26,740,300	1.52%
91-120	15,761,086	0.89%	15,539,450	0.88%	15,692,014	0.89%
121-150	9,717,851	0.55%	10,848,482	0.61%	11,122,896	0.63%
151-180	3,783,443	0.21%	7,346,226	0.41%	7,837,889	0.45%
181-210	2,911,345	0.16%	2,555,315	0.14%	5,974,263	0.34%
211-240	3,640,900	0.21%	2,182,640	0.12%	2,084,141	0.12%
241-270	1,687,597	0.10%	3,025,496	0.17%	1,681,933	0.10%
270+	2,362,249	0.13%	1,532,228	0.09%	2,668,585	0.15%

Total repayment	$1,230,831,035	69.43%	$1,217,700,680	68.77%	$1,213,460,418	68.96%
In School	267,788.00	0.02%	275,976.00	0.02%	260,908.00	0.01%
Grace	42,019	0.00%	16,519	0.00%	31,587	0.00%
Deferment	357,171,112	20.15%	370,421,907	20.92%	365,536,419	20.77%
Forbearance	181,572,275	10.24%	177,817,174	10.04%	177,606,878	10.09%
Claims in Process	3,003,482	0.17%	4,403,401	0.25%	2,703,559	0.15%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$1,772,887,711	100.00%	$1,770,635,657	100.00%	$1,759,599,770	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	30,398	66.70%	29,645	65.54%	29,438	65.54%
31-60	1,199	2.63%	1,415	3.13%	1,325	2.95%
61-90	688	1.51%	614	1.36%	726	1.62%
91-120	392	0.86%	394	0.87%	391	0.87%
121-150	258	0.57%	277	0.61%	282	0.63%
151-180	106	0.23%	194	0.43%	202	0.45%
181-210	78	0.17%	72	0.16%	156	0.35%
211-240	87	0.19%	58	0.13%	58	0.13%
241-270	41	0.09%	73	0.16%	45	0.10%
270+	69	0.15%	45	0.10%	66	0.15%

Total repayment	33,316	73.10%	32,787	72.48%	32,689	72.77%
In School	28	0.06%	28	0.06%	26	0.06%
Grace	5	0.01%	3	0.01%	5	0.01%
Deferment	8,220	18.04%	8,512	18.82%	8,293	18.46%
Forbearance	3,926	8.61%	3,786	8.37%	3,826	8.52%
Claims in Process	80	0.18%	119	0.26%	79	0.18%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	45,575	100.00%	45,235	100.00%	44,918	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance

(current month)
ASA	5.80%	$414,807,180	23.57%	9,688	21.57%	$42,817
Great Lakes	3.98%	1,344,792,590	76.43%	35,230	78.43%	38,172

Total	4.41%	$1,759,599,770	100.00%	44,918	100.00%	$39,174

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee

(current month)
ACS	5.80%	$414,807,180	23.57%	9,688	21.57%	100.00%
Great Lakes	3.98%	1,344,792,590	76.43%	35,230	78.43%	100.00%

Total	4.41%	$1,759,599,770	100.00%	44,918	100.00%	100.00%

Higher Education Funding I

For the Monthly Calculation Date — 06/27/05
Current Collection Period — May 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
Subsidized Stafford	2.77%	$147,233	0.01%	28	0.06%	$5,258
Unsubsidized Stafford	2.77%	145,262	0.01%	3	0.01%	48,421
PLUS	4.17%	240,701	0.01%	22	0.05%	10,941
Consolidation	4.41%	1,759,066,573	99.97%	44,865	99.88%	39,208
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.41%	$1,759,599,770	100.00%	44,918	100.00%	$39,174

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
<4%	3.28%	1,005,453,965	57.14%	25,583	56.95%	$39,302
4-5%	4.41%	303,148,611	17.23%	8,983	20.00%	33,747
5-6%	5.60%	116,982,246	6.65%	2,683	5.97%	43,601
6-7%	6.56%	127,425,010	7.24%	2,803	6.24%	45,460
7-8%	7.64%	115,791,571	6.58%	2,225	4.95%	52,041
8+%	8.24%	90,798,367	5.16%	2,641	5.88%	34,380

Total	4.41%	$1,759,599,770	100.00%	44,918	100.00%	$39,174

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance

	(current month)					(prior month)
0-60	$269,090	0.02%	22	0.05%	$12,231	$11,395
61-120	3,073,366	0.17%	317	0.71%	9,695	9,811
121-180	64,273,970	3.65%	3,985	8.87%	16,129	16,102
181-240	539,312,090	30.65%	19,962	44.44%	27,017	26,846
241-300	440,595,912	25.04%	11,476	25.55%	38,393	37,065
301-360	508,404,015	28.89%	6,992	15.57%	72,712	70,118
361+	203,671,326	11.57%	2,164	4.82%	94,118	93,243

Total	$1,759,599,770	100.00%	44,918	100.00%	$39,174	$39,143

Note Interest Rates	2/25/05	3/28/05	4/25/05	5/25/05	6/27/05	6/27/05 Note Balance

Senior FRN:
A-1	N/A	2.94%	2.94%	3.32%	3.32%	242,000,000
A-2	N/A	3.01%	3.01%	3.39%	3.39%	269,000,000
A-3	N/A	3.04%	3.04%	3.42%	3.42%	217,000,000
A-4	N/A	3.05%	3.05%	3.43%	3.43%	171,000,000
A-5	N/A	3.07%	3.07%	3.45%	3.45%	101,000,000

Subtotal						1,000,000,000
Senior ARN:
A-1	2.60%	3.20%	3.10%	3.15%	3.30%	$50,000,000
A-2	2.60%	2.75%	3.25%	3.18%	3.32%	50,000,000
A-3	2.62%	2.83%	3.20%	3.20%	3.18%	50,000,000
A-4	2.60%	2.86%	3.33%	3.20%	3.15%	50,000,000
A-5	2.62%	3.02%	3.15%	3.23%	3.25%	75,000,000
A-6	2.60%	3.20%	3.10%	3.14%	3.29%	50,000,000
A-7	2.60%	3.25%	3.25%	3.18%	3.32%	75,000,000
A-8	2.62%	2.78%	3.28%	3.19%	3.36%	75,000,000
A-9	2.60%	2.86%	3.32%	3.20%	3.21%	50,000,000
A-10	2.62%	2.97%	3.26%	3.22%	3.22%	75,000,000
A-11	2.70%	—	—	—	—	—
A-12	2.61%	2.97%	3.24%	3.22%	3.22%	50,000,000
A-13	2.62%	2.78%	3.28%	3.19%	3.36%	50,000,000
A-14	2.61%	2.91%	3.29%	3.21%	3.21%	75,000,000
A-15	2.60%	3.06%	3.13%	3.20%	3.22%	50,000,000

Subtotal						825,000,000
Subordinate ARN:
B-1	2.74%	3.13%	3.40%	3.40%	3.42%	50,000,000
B-2	2.73%	2.90%	3.45%	3.40%	3.57%	50,000,000

Subtotal						100,000,000

Total						$1,925,000,000

Admin Acct. Accrual	2/25/05	3/28/05	4/25/05	5/25/05	Change	6/27/05

Servicing Fees	$86,123	$82,508	$161,560	$160,904	$(4,369)	$156,535
Administration Fees	40,240	39,948	74,483	74,411	(434)	73,976

Total	$126,364	$122,456	$236,042	$235,315	$(4,804)	$230,511

Debt Service Accts	2/25/05	3/28/05	4/25/05	5/25/05	Change	6/27/05

Debt Service Cash:
Principal acct.	$—	$—	$—	$—	$—	$—
Retirement acct.	—	—	—	—	—	—
Interest acct.	2,771,575	7,305,414	9,587,985	483,397	8,578,372	9,061,769

Total	$2,771,575	$7,305,414	$9,587,985	$483,397	$8,578,372	$9,061,769

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Current Month (M-1)	Change	Current Month (M)

Restricted Cash:
Acquisition acct.	$2,486	$1,732	$1,232	$9,726	$281	$10,007

Total	$2,486	$1,732	$1,232	$9,726	$281	$10,007